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                                   EXHIBIT 21

                         Subsidiaries of the Registrant



                                      S-21

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                         Subsidiaries of the Registrant


Direct

         LA Bank, National Association -- chartered under the National Bank Act, as amended, of the United States of America


Indirect

         LA Lease, Inc. and Ariel Financial Services, Inc. -- incorporated under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania.




                                      S-22